                                                                       EXHIBIT 5

                               HALE AND DORR LLP
                              Counsellors at Law
                                60 State Street
                               Boston, MA  02109
                        617-526-6000 * FAX 617-526-5000



                                 June 23, 1998



SS&C Technologies, Inc.
80 Lamberton Road
Windsor, CT  06095

Ladies and Gentlemen:

     We have assisted in the preparation of the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration for resale by Robert C. Shepro, Linda A. Shepro, Richard J. Moore, Mark L. Seaman and Brian R. Shearer of an aggregate of 480,000 shares of common stock, $.01 par value per share (the "Shares"), of SS&C Technologies, Inc., a Delaware corporation (the "Company").

     We have examined the Amended and Restated Certificate of Incorporation and the Amended and Restated By-Laws of the Company, each as amended to date, and have examined and relied on the originals, or copies certified to our satisfaction, of such records of meetings, written actions in lieu of meetings, or resolutions adopted at meetings, of the directors and stockholders of the Company, all as provided to us by the Company, and such other documents and instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

     In our examination of the foregoing documents, we have assumed (i) the genuineness of all signatures and the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us as certified, facsimile or photostatic copies, (iii) the authenticity of the originals of such latter documents, and (iv) the legal competence of all signatures to such documents.

     We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the Delaware General Corporation Law statute and the federal laws of the United States of America.

     Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

     It is our understanding that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

     Please note that we are opining only as to the matters set forth herein, and no opinion should be inferred as to any other matters.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.


                                    Very truly yours,

                                    /s/ Hale and Dorr LLP

                                    HALE AND DORR LLP